UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2008
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 11, 2008, Doral Bank Puerto Rico (the “Bank”), Doral Financial Corporation’s wholly-owned banking subsidiary in Puerto Rico, executed an Interim Servicing Agreement (the “Agreement”) with the Federal Home Loan Mortgage Corporation (“Freddie Mac”) for the servicing of a portfolio of approximately 46,132 single-family mortgage loans amounting to approximately $3.85 Billion Freddie Mac loans (the “Interim Portfolio”).
     The Bank will provide servicing for such Interim Portfolio until such time as Freddie Mac determines to transfer servicing of such Interim Portfolio, which is expected to be no less than 24 months. The Bank will receive for each accounting cycle a fee for servicing the mortgages in existence on the first day of each month during the term of the Agreement. The Bank will also receive other ancillary fees related to the transfer of the Interim Portfolio from a previous servicer and the reimbursement of certain advances for the servicing of the Interim Portfolio.
     The Bank will announce a conversion date within the next 30 days.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: July 15, 2008	By:	/s/ Marangal Domingo
		Name:	Marangal Domingo
		Title:	Executive Vice President and Chief Financial Officer